                                                                   EXHIBIT 10-15


                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made as of May 17, 1996 between New Image Industries, Inc., a Delaware corporation, located at 2283 Cosmos Court, Carlsbad, California ("Company"), and Mark Stevens ("Executive"), as follows:

     WHEREAS, a subsidiary of Company and Insight Imaging Systems, Inc., a California corporation, ("Insight") plan to merge pursuant to an Agreement and Plan of Reorganization dated May 17, 1996 ("the Merger") and the date of the Merger will be known herein as the Closing Date.

     WHEREAS, Executive is the president of Insight.

     WHEREAS, Company and Executive wish to enter into this Agreement to state the employment terms of Executive with Company during the term of the Agreement after the Closing Date of the Merger.

1.   TERM OF EMPLOYMENT

     1.1 SPECIFIED TERM. Company hereby employs Executive and Executive hereby accepts employment with Company for the period from the date of this Agreement through June 30, 1997.

     1.2 EARLIER TERMINATION. This Agreement may be terminated earlier as hereinafter provided.

2.   DUTIES AND OBLIGATIONS OF EXECUTIVE

     2.1 TITLE AND DESCRIPTION OF DUTIES. Executive shall serve as Senior Vice-President for Business Development of New Image Industries, Inc. and shall have his office at the Company headquarters in Carlsbad, California. In that capacity, Executive shall do and perform all services, acts, or things necessary or advisable to fulfill the duties of a Senior Vice-President with business development responsibilities, as may be more specifically described by the President or the Board of Directors from time to time. Executive shall at all times be subject to the direction of the President, and to the policies established by the Board of Directors, of Company.

     2.2 LOYAL AND CONSCIENTIOUS PERFORMANCE OF DUTIES. Executive agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this Agreement.

     2.3  DEVOTION OF ENTIRE TIME TO COMPANY'S BUSINESS.

          2.3.1 Executive shall devote his entire productive time, ability, and attention to the business of Company during the term of this Agreement.

          2.3.2 During the term of this Agreement, Executive shall not engage in any other business duties or pursuits whatsoever. Furthermore, during the term of this Agreement, Executive shall not, whether directly or indirectly, render any services of a commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Company's President.

          2.3.3 This Agreement shall not be interpreted to prohibit Executive from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement. However, Executive shall not, directly or indirectly, acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Company.

     2.4 COMPETITIVE ACTIVITIES. During the term of this Agreement Executive shall not, directly or indirectly, either as an Executive, company, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Company.

     2.5 INDEMNIFICATION FOR NEGLIGENCE OR MISCONDUCT. Executive shall indemnify and hold Company harmless from all liability for loss, damage, or injury to persons or property resulting from the negligence or misconduct of Executive.

     2.6  TRADE SECRETS.

          2.6.1 The parties acknowledge and agree that during the term of this Agreement and in the course of the discharge of his duties hereunder, Executive shall have access to and become acquainted with information concerning the operation of Company, including without limitation, financial, personnel, sales, planning, and product development information that is owned by Company and regularly used in the operation of Company's business and that this information constitutes Company's trade secrets.

          2.6.2 Executive agrees that he shall not disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this Agreement or at any other time thereafter, except as is required in the course of his employment with Company.

          2.6.3 Executive further agrees that all files, records, documents, equipment, and similar items relating to Company's business, whether prepared by Executive or others, are and shall remain exclusively the property of Company and that they shall be removed from the premises of Company only as required in the performance of Executive's duties hereunder.

3.   OBLIGATIONS OF COMPANY

     3.1 GENERAL DESCRIPTION. Company shall provide Executive with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this Agreement.

     3.2 OFFICE AND STAFF. Company shall provide Executive with a private office, stenographic help, office equipment and supplies, and other facilities and services, suitable to Executive's position and adequate for the performance of his duties.

     3.3 INDEMNIFICATION OF LOSSES OF EXECUTIVE. Except as provided in Section 2.5, Company shall indemnify Executive for all losses sustained by Executive in direct consequence of the discharge of his duties on Company's behalf.

4.   COMPENSATION OF EXECUTIVE

     4.1 ANNUAL SALARY. As compensation for the services to be rendered by Executive hereunder, Company shall pay Executive an annual salary at the rate of $130,000 per annum payable in equal bi-weekly installments each month during the period of employment, prorated for any partial employment period.

     4.2 ACCRUED BONUS. In connection with the Merger, Company has agreed to assume the payment of the bonus which Executive earned as president of Insight in the amount of $45,167, which bonus shall be paid in installments as follows:

          DATE                       PAYMENT
          ----                       -------
          June 15, 1996              $10,000
          September 15, 1996         $10,000
          December 15, 1996          $10,000
          March 15, 1997             $10,000
          June 15, 1997              $ 5,167

     In consideration of this bonus, Executive agrees to waive any claim he may have against Insight Imaging Systems, Inc. arising out of his employment relation with that Company.

4.3 TAX WITHHOLDING. Company shall have the right to deduct or withhold from the compensation due to Executive hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

5.   EXECUTIVE INCENTIVES

     5.1  CASH BONUS BASED ON PROFITABILITY.

          5.1.1 Executive shall be entitled to participate in the fiscal year 1997 annual cash incentive plan for management ("the Plan") once the Plan and its target performance levels ("Target") have been established by the Board of Directors. Executive shall be entitled to receive a bonus of 35% of his base salary if the Company reaches Target in addition to any other compensation which he is entitled to receive hereunder. This bonus shall be paid within three months after the close of Company's fiscal year in which the bonus is earned, but only if Executive's services hereunder have not been terminated prior to the end of that fiscal year.

          5.1.2 For the purposes of this bonus provision, financial results shall be based on the audited financial statements of the Company for the period to which the bonus relates.

     5.2  STOCK OPTIONS.

     As additional compensation, Company agrees to grant to Executive options to purchase 40,000 shares of the Company's common stock $.001 par value, under one of its stock incentive plans. Such options shall be based on closing bid price for such common stock on the business day prior to the Closing Date; and shall vest as follows:

          DATE                       SHARES VESTED
          ----                       -------------
          May 31, 1997               10,000
          May 31, 1998               13,000 additional shares
          May 31, 1999               17,000 additional shares
                                     ------
          Total                      40,000

6.   EXECUTIVE BENEFITS

     6.1 GENERAL BENEFITS. Executive shall be entitled to three weeks paid vacation per year and the Company shall pay the cost of the Company's dental and health plan for Employee and his family. Employee shall receive other benefits consistent with those afforded other Executives of Company at the level of Vice President.

     6.2 RELOCATION BENEFITS. Executive shall be entitled to the following relocation benefits:

          6.2.1 Executive shall be reimbursed for reasonable travel, meals and lodging for up to four round trips and up to eight days for Executive and his wife to look for housing in the Carlsbad area.

          6.2.2 Executive shall be reimbursed up to $10,000 for the cost of moving household goods from his current residence to the Carlsbad area.

          6.2.3 All reimbursements shall be subject to the requests being supported by receipts meeting the documentary requirement of Section 7.1.3.

7.   BUSINESS EXPENSES

     7.1  BUSINESS EXPENSES.

          7.1.1 Company shall promptly reimburse Executive for all reasonable business expenses incurred by Executive in promoting the business of Company, including expenditures for entertainment, gifts, and travel.

          7.1.2 Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax return of Company.

          7.1.3 Each such expenditure shall be reimbursable only if Executive furnishes to Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.

     7.2 REPAYMENT BY EXECUTIVE OF DISALLOWED BUSINESS EXPENSES. In the event that any business expense paid for Executive or any reimbursement of expense paid to Executive shall, in the preparation or audit or other examination of Company's income tax returns, be determined not to be allowable deductions from Company's gross income, Executive shall repay to Company the amount of the disallowed expenses.

8.   TERMINATION OF EMPLOYMENT

     8.1  TERMINATION FOR CAUSE.

          8.1.1 Company reserves the right to terminate this Agreement if Executive (i) willfully breaches, habitually neglects, or fails to perform the duties which he is required to perform under the terms of this Agreement; (ii) is unwilling to follow the direction of the person(s) to whom he reports; (iii) discloses or uses trade secrets, confidential information or customer lists in an unauthorized manner; (iv) is incapacitated on the job by reason of the habitual use or abuse of alcohol or drugs; (v) commits an act of dishonesty, fraud, misrepresentation, theft, or other act of moral turpitude or (vi) engages in conduct which materially contributes to a stressful or unhealthy working environment for others.

          8.1.2 Company may at its option terminate this Agreement for the reasons stated in this section by giving written notice of termination to Executive without prejudice to any other remedy to which Company may be entitled either at law, in equity, or under this Agreement.

          8.1.3 The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of pertinent facts.

          8.1.4 Termination under this section shall be considered "for cause" for the purposes of this Agreement.

     8.2  TERMINATION WITHOUT CAUSE.

          8.2.1 This Agreement shall be terminated upon the death of Executive.

          8.2.2 Company reserves the right to terminate this Agreement if Executive suffers any physical or mental disability that would prevent the performance of his duties under this Agreement and such condition is permanent. (For this purpose, any such condition which persists for five months shall be deemed to be permanent.) Such a termination shall be effected by giving 10 days' written notice of termination to Executive.

          8.2.3 Termination under this section shall not be considered "for cause" for the purposes of this Agreement.

     8.3 EFFECT ON COMPENSATION. In the event that this Agreement is terminated prior to the completion of the term of employment specified herein by Company for any of the causes set forth in Sections 8.1 or 8.2 above, or if Executive voluntarily terminates this Agreement. Executive shall be entitled to the compensation earned by and vested in him prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date and Executive shall be entitled to no further compensation as of the date of termination. If Executive is terminated for any other reason he shall be entitled to all compensation due him for the remainder of the term of employment specified herein in accordance with the time of payment set forth herein.

9.   GENERAL PROVISIONS

     9.1 NOTICES. Any notices to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change that address by written notice in accordance with this section. Notices shall be deemed communicated as of the date of actual receipt.

     9.2 DISPUTES. Any dispute or controversy between the parties arising out of this Agreement, including disputes as to the validity and enforceability of this Agreement which cannot be resolved by agreement of the parties (each dispute or controversy being referred to as a "Dispute") shall, upon the demand of either party, be determined and settled by arbitration in San Diego, California under California substantive law and the Commercial Arbitration Rules of the American Arbitration Association. This method of resolving disputes shall be exclusive. The parties further agree that:

          (i) ATTORNEYS FEES. The arbitrator shall include attorney fees and costs in the award to the prevailing party.

          (ii) DISCOVERY. The parties shall be entitled to reasonable and necessary discovery in accordance with the provisions of California Code of Civil Procedure Section 1283.05.

          (iii) FINDINGS AND CONCLUSIONS. The award shall include findings of fact and conclusions of law showing the legal and factual basis for the arbitrator's decision.

          (iv) ERRORS OF LAW. The award shall be subject to appeal to the San Diego Superior Court with respect to errors of law (but not with respect to errors of fact). For an appeal to be given effect, the party seeking to appeal must give notice of intent to appeal to the arbitrator and the other party to the arbitration within ten days following the date notice of the award is received by such party and the appeal itself must be filed with the court within 30 days of receipt of such notice of award.

          (v) ENFORCEMENT. Subject to any appeal pursuant to (iv), the award may be entered by any court of competent jurisdiction.

     9.3 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Company, and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by the other party, or anyone acting on behalf of the other party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

     9.4 MODIFICATIONS. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

     9.5 EFFECT OF WAIVER. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall nay waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     9.6 PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     9.7 LAW GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of he State of California.

     Executed on May ___, 1996 at San Diego, California.

          COMPANY

          NEW IMAGE INDUSTRIES, INC.

          By: /s/ Dewey F. Edmunds
              ------------------------------------
              Dewey F. Edmunds, President

          EXECUTIVE

          /s/ Mark W. Stevens
          ------------------------------------
          Mark W. Stevens